Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-168905) and the related Prospectus of Strategic Storage Trust, Inc. for the registration of 110,000,000 shares of common stock and to the incorporation by reference in Amendment No. 2 to the Registration Statement of our report dated March 30, 2010 with respect to the consolidated balance sheets of Strategic Storage Trust, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008 and the period from August 14, 2007 (date of inception) through December 31, 2007 included in the Annual Report on Form 10-K filed with the SEC on March 30, 2010, our report dated April 26, 2010 with respect to the combined statement of revenue and certain operating expenses of the Babcock Portfolio for the year ended December 31, 2009 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on May 12, 2010, our report dated July 23, 2010 with respect to the statements of revenue and certain operating expenses of the Oakland Park Property for the year ended December 31, 2009 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on August 9, 2010, our report dated October 12, 2010 with respect to the statement of revenue and certain operating expenses of the Riverdale Property for the year ended December 31, 2009 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on December 30, 2010 and our report dated December 7, 2010 with respect to the statement of revenue and certain operating expenses of the Davie Property for the year ended December 31, 2009 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on December 30, 2010.

/s/ REZNICK GROUP, P.C. Baltimore, Maryland January 24, 2011

www.reznickgroup.com